Exhibit 99.1

SOVEREIGN LITHIUM, INC. COMMENTS ON SEC ORDER OF SUSPENSION OF TRADING AND TRADING ACTIVITY

DENVER, CO, November 18, 2013 – Sovereign Lithium, Inc. (the “Company”)(OTCBB: SLCO), a mineral exploration and development company, strenuously disavows any association with an alleged hard mailer, email and online new letter campaign (“Mass Campaign”) that highlighted shares of the Company.  The Mass Campaign was brought to our attention after the Securities and Exchange Commission (“SEC”) issued an “Order of Suspension of Trading” of the Company’s stock on November 15, 2013 (the “Order”). Per the Order, the SEC is concerned about “the accuracy and adequacy of information in the marketplace and potentially manipulative transactions in Sovereign Lithium’s common stock”.

The Company has not participated, financed, or benefited from any Mass Campaign and was not aware of its activity or implementation. The Company strictly adheres to all rules of communication and has never paid or participated in any Mass Campaign.

"We have been informed that the Company has been the subject of a multi-pronged promotional campaign without our knowledge or consent," stated Sovereign Lithium, Inc.’s CEO, Felipe Pimienta. "We are actively looking into who may be behind this campaign and intend to issue cease and desist letters to any and all participants we can successfully identify. We can assert definitively that the Company and its principals have not paid for such a promotional campaign, nor were we consulted as to the content of the promotional materials used. Our filings will show the Company has made no payments to any of the alleged promoters. Further, not one officer, director or affiliate of the Company has sold a share of its stock or paid for any stock promotion."

The Company intends to work with the SEC to resolve any questions the agency may have in an effort to remove the Order as soon as possible. The Order is in effect until 11:59 pm on November 29, 2013.

ABOUT SOVEREIGN LITHIUM, INC.

Sovereign Lithium, Inc. is a publicly traded (OTC:SLCO) mineral exploration and development company focused on supporting America’s growing clean energy and clean tech industries. Based in Denver, Colorado, Sovereign Lithium is dedicated to responsibly identifying, acquiring and developing mineral assets in America and US-friendly countries. The Company’s portfolio of projects primarily targets lithium production with a sub-focus on rare earth elements (REE), both of which are essential to America's clean energy and clean tech industries.

For more information on the Company and its activities, visit Sovereign Lithium’s website at http://www.sovereignlithium.com.

This press release includes certain statements forward-looking in nature and that involve a number of uncertainties and risks. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this press release are based on Sovereign Lithium, Inc.'s current expectations and projections regarding future events, which are based on available information. The forward-looking statements in this press release may also include statements relating to Sovereign Lithium Inc.'s anticipated new developments, business prospects, financial performance, strategies and similar matters. Sovereign Lithium, Inc. disclaims any obligation to update its forward-looking statements, except as required by law.

ON BEHALF OF THE BOARD OF DIRECTORS,

Sovereign Lithium, Inc.

Felipe Pimienta, CEO

999 18th Street
Suite 3000
Denver, Colorado
80202

Investor Relations:
Sovereign Lithium, Inc.
Steve Carr, 1 800 673 5088
ir@sovereignlithium.com

Forward Looking Statements This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including but not limited to statements containing the words "will," "believes," "plans," "anticipates," "expects," "look forward," "estimates" and similar expressions) should be considered to be forward-looking statements. Further, the safe harbor provisions of said Act may not apply to an issuer that issues penny stock. Actual results may differ materially from those indicated by such forward-looking statements because of various important factors, to include acquisition, production, marketing, distribution, competition with related patent, trademark and license issues involving contractual obligations and concessions. The Company assumes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release, except as required by applicable law. The Company files annual, quarterly and current reports, proxy and informational statements and other information with the Securities and Exchange Commission. This press release should be read with all of the reports that the Company has previously filed with the Securities and Exchange Commission for financial and other information about it.